EXHIBIT 5

LUSE GORMAN, PC
A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780
WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000
FACSIMILE (202) 362-2902
www.luselaw.com

June 29, 2020

Board of Directors
Dime Community Bancshares, Inc.
300 Cadman Plaza, 8th Floor
Brooklyn, New York 11201

Re:	Dime Community Bancshares, Inc. 2020 Equity Incentive Plan
 Registration Statement on Form S-8

Members of the Board of Directors:

You have requested the opinion of this firm as to certain matters in connection with the registration of 1,300,000 shares of common stock, par value $0.01 per share (the “Common Stock”) of Dime Community Bancshares, Inc. (the “Company”), pursuant to the Dime Community Bancshares, Inc. 2020 Equity Incentive Plan (the “Equity Plan”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction of the following: (i) the Company’s Registration Statement on Form S-8 (the “Form S-8”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, on the date hereof; (ii) the Certificate of Incorporation of the Company, as currently in effect; (iii) the Bylaws of the Company, as currently in effect; (iv) the Equity Plan; (iv) certain resolutions of the board of directors of the Company relating to the approval of the Equity Plan, the filing of the Registration Statement and certain related matters; and (v) applicable statutes and regulations governing the Company.  We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein.  We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinion expressed herein is rendered.

Based on the foregoing, we are of the following opinion:

Following the effectiveness of the Form S-8, the Common Stock, when issued in accordance with the terms and conditions of the Equity Plan, will be legally issued, fully paid and non-assessable.

This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm.

LUSE GORMAN, PC
Attorneys at Law

Board of Directors
June 29, 2020

We hereby consent to the use of this opinion in the Form S-8.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Luse Gorman, PC
LUSE GORMAN, PC